Exhibit 99.1

Press Release FOR IMMEDIATE RELEASE

DGSE Companies Announces Appointment of New Chief Executive Officer

Dallas – September 11, 2015 - DGSE Companies, Inc. (NYSE MKT: DGSE) (“DGSE” or “the Company”), a leading wholesaler and retailer of jewelry, diamonds, fine watches, and precious metal bullion and rare coin products, today announced that Matthew M. Peakes has been appointed to the positions of Chairman of the Board, President and Chief Executive Officer of DGSE Companies, Inc., effective September 16, 2015. Mr. Peakes will replace James D. "Dusty" Clem, who previously announced his resignation as Chairman of the Board, President and Chief Executive Officer, effective September 15, 2015.

Mr. Peakes will step down from his current position as Director of Business Development for Elemetal, LLC (“Elemetal”), to assume these roles at DGSE. Mr. Peakes brings significant business development and precious metals experience with him from his time at Elemetal, which is the Company’s largest shareholder and one of the largest global precious metals companies. Mr. Peakes was also a Vice President with J.P. Morgan where he managed relationships with high net worth investors, and helped to develop investment strategies across a wide range of platforms. Mr. Peakes has a Bachelor of Business Administration and a Masters of Business Administration, both from Southern Methodist University.

“On behalf of the Board of Directors, I’d like to welcome Matt Peakes to DGSE. We are very excited to embark on a new stage in DGSE’s history, under Matt’s leadership,” stated C. Brett Burford, Chief Financial Officer and Director, of DGSE. “Matt was a key member of Elemetal’s management team, and led many of their critical projects. Matt brings a wealth of experience, energy and enthusiasm to DGSE, and we believe he will be an ideal leader to help transform DGSE into a consistently profitable business for our shareholders.”

The Company also announced that David S. Rector has resigned from the Board of Directors, effective September 4, 2015. Mr. Rector has left the Board due to personal reasons, and has no disagreements or disputes with the Company or its management. The Company is currently engaged in a search to fill three independent director seats, and expects to announce new board appointments in the coming weeks.

About DGSE Companies

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare coin products through its Charleston Gold & Diamond Exchange, Chicago Gold & Diamond Exchange (formerly Bullion Express), and Dallas Gold & Silver Exchange operations. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. In addition to its retail facilities in Illinois, South Carolina, and Texas, the Company operates websites which can be accessed at www.dgse.com, and www.cgdeinc.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE website at www.USBullionExchange.com. Wholesale customers can access the full vintage watch inventory through the restricted site at www.FairchildWatches.com. The Company is headquartered in Dallas, Texas and its common stock trades on the NYSE MKT exchange under the symbol "DGSE."

This press release includes statements which may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Press Release FOR IMMEDIATE RELEASE

Contact:

DGSE Companies, Inc.

C. Brett Burford, Chief Financial Officer

972-587-4021
investorrelations@dgse.com

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